EXHIBIT 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information of CrossAmerica Partners LP

On March 29, 2016, CrossAmerica Partners LP (the “Partnership”) closed on the acquisition of 31 franchise Holiday Stationstores and 3 company-operated liquor stores from SSG Corporation for approximately $52.3 million, including working capital (the “Holiday acquisition”). Of the 34 company-operated stores, 31 are located in Wisconsin and 3 are located in Minnesota. The acquisition was funded by borrowings under our credit facility.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2015 gives effect to the Holiday acquisition as if it had been consummated on December 31, 2015, and includes historical data as reported by the separate companies as well as adjustments that exclude assets and liabilities not included in the acquisition and adjustments that give effect to events that are directly attributable to the Holiday acquisition. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015 gives effect to the Holiday acquisition as if it had been consummated on January 1, 2015, and includes historical data as reported by SSG Corporation as well as adjustments that exclude income and expenses associated with assets and liabilities not included in the acquisition and adjustments that give effect to events that are directly attributable to the Holiday acquisition. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the quarter ended March 31, 2016 gives effect to the Holiday acquisition as if it had been consummated on January 1, 2016, and includes historical data as reported by SSG Corporation as well as adjustments that exclude income and expenses associated with assets and liabilities not included in the acquisition and adjustments that give effect to events that are directly attributable to the Holiday acquisition.

The pro forma adjustments included within the Unaudited Pro Forma Condensed Consolidated Financial Information of the Partnership reflecting the consummation of the Holiday acquisition are based upon the acquisition method of accounting, in accordance with the FASB’s Accounting Standards Codification (“ASC”) 805, “Business Combinations” and upon the assumptions set forth in the notes included in this section. The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared based on available information, using estimates and assumptions that management believes are reasonable. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates and assumptions related to the Holiday acquisition are preliminary and have been made solely for purposes of developing this Unaudited Pro Forma Condensed Consolidated Financial Information. The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been adjusted to reflect the allocation of the purchase price to identifiable assets acquired and liabilities assumed and the excess purchase price has been allocated to goodwill.

The Unaudited Pro Forma Condensed Consolidated Financial Information is for informational purposes and does not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the dates specified. The Unaudited Pro Forma Condensed Consolidated Financial Information is not necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Consolidated Financial Information does not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition. The Unaudited Pro Forma Condensed Consolidated Financial Information includes certain reclassifications to conform the historical financial information of SSG Corporation to our presentation.

The assumptions used and adjustments made in preparing the Unaudited Pro Forma Condensed Consolidated Financial Information are described in the Notes thereto, which should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Information. The Unaudited Pro Forma Condensed Consolidated Financial Information and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report filed on Form 10-K filed on February 19, 2016. The Unaudited Pro Forma Condensed Consolidated Financial Information and related Notes contained herein should be read in conjunction with the audited financial statements of SSG Corporation as of and for the year ended December 31, 2015 and the unaudited financial statements of SSG Corporation as of and for the period ended March 28, 2016, filed as Exhibits 99.1 and 99.2 in this Form 8-K/A.

CrossAmerica Partners LP
Unaudited Pro forma Condensed Consolidated Balance Sheet
December 31, 2015
(in millions)

	Historical CrossAmerica Partners LP	Historical SSG Corp (a)	Excluded SSG Corp Assets and Liabilities (b)	Pro Forma Adjustments		Total Pro Forma
Assets
Current assets:
Cash	$1.2	$0.8	$(0.8)			$1.2
Accounts receivable, net	22.0	0.8	(0.8)			22.0
Accounts receivable from related parties	7.3					7.3
Inventories	15.7	3.9	(0.4)	$0.6	(c)	19.8
Assets held for sale	3.3					3.3
Other current assets	5.0	0.3	(0.3)			5.0
Total current assets	54.5	5.8	(2.3)	0.6		58.6
Property and equipment, net	628.6	15.1	(2.0)	20.0	(d)	661.7
Intangible assets, net	82.3			7.7	(e)	90.0
Goodwill	80.8			8.5	(f)	89.3
Other assets	11.6	13.6	(13.6)			11.6
Total assets	$857.8	$34.5	$(17.9)	$36.8		$911.2
Liabilities and Equity
Current liabilities:
Current portion of debt and capital lease obligations	$8.3	$1.0	$(1.0)			$8.3
Accounts payable	32.6	2.9	(2.9)			32.6
Accounts payable to related parties	4.7					4.7
Accrued expenses and other current liabilities	15.8	1.6	(1.5)			15.9
Motor fuel taxes payable	9.8					9.8
Total current liabilities	71.2	5.5	(5.4)	—		71.3
Debt and capital lease obligations, less current portion	430.6	2.6	(2.6)	52.3	(g)	482.9
Deferred tax liabilities	43.6					43.6
Asset retirement obligations	23.2			1.0	(h)	24.2
Other long-term liabilities	20.3	0.4	(0.4)			20.3
Total liabilities	588.9	8.5	(8.4)	53.3		642.3
Commitments and contingencies
Equity:
CrossAmerica Partners’ Capital
Common units	374.5					374.5
Subordinated units	(105.5)					(105.5)
Retained earnings and accumulated other comprehensive income		26.0	(9.5)	(16.5)	(i)
Total CrossAmerica Partners’ Capital	269.0	26.0	(9.5)	(16.5)		269.0
Noncontrolling interests	(0.1)					(0.1)
Total equity	268.9	26.0	(9.5)	(16.5)		268.9
Total liabilities and equity	$857.8	$34.5	$(17.9)	$36.8		$911.2

CrossAmerica Partners LP
Unaudited Pro forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015
(in millions)

	Historical CrossAmerica Partners LP	Historical SSG Corp (a)	Excluded SSG Corp Assets and Liabilities (j)	Pro Forma Adjustments		Total Pro Forma
Operating revenues	$2,226.3	$125.2	$(7.6)	$(5.2)	(k)	$2,338.7
Cost of sales	2,056.8	105.2	(6.2)	(2.6)	(l)	2,153.2
Gross profit	169.5	20.0	(1.4)	(2.6)		185.5

Income from CST Fuel Supply	10.5					10.5
Operating expenses:
Operating expenses	72.2	10.3	(0.7)	(1.1)	(k)	80.7
General and administrative expenses	36.3	5.4	(0.4)	(1.3)	(k)	40.0
Depreciation, amortization and accretion expense	48.2	1.3		1.4	(m)	50.9
Total operating expenses	156.7	17.0	(1.1)	(1.0)		171.6
Gain (loss) on sales of assets, net	2.7		(0.1)	0.1	(k)	2.7
Operating income (loss)	26.0	3.0	(0.4)	(1.5)		27.1
Other income, net	0.4	0.7	(0.2)	(0.5)	(k)	0.4
Interest expense	(18.5)	(0.2)		(1.6)	(n)	(20.3)
Income before income taxes	7.9	3.5	(0.6)	(3.6)		7.2
Income tax benefit	(3.6)		(0.2)	(1.4)	(o)	(5.2)
Consolidated net income	$11.5	$3.5	$(0.4)	$(2.2)		$12.4

CrossAmerica Partners LP
Unaudited Pro forma Condensed Consolidated Statement of Operations
For the Quarter Ended March 31, 2016
(in millions)

	Historical CrossAmerica Partners LP	Historical SSG Corp (a)	Excluded SSG Corp Assets and Liabilities (j)	Pro Forma Adjustments		Total Pro Forma
Operating revenues	$367.7	$23.8	$(1.8)	$(1.3)	(k)	$388.4
Cost of sales	330.5	19.7	(1.4)	(0.8)	(k)	348.0
Gross profit	37.2	4.1	(0.4)	(0.5)		40.4

Income from CST Fuel Supply	4.0					4.0
Operating expenses:
Operating expenses	15.4	3.1	(0.2)	(0.3)	(k)	18.0
General and administrative expenses	7.0	1.0	(0.1)	(0.4)	(k)	7.5
Depreciation, amortization and accretion expense	12.9	0.3		0.4	(m)	13.6
Total operating expenses	35.3	4.4	(0.3)	(0.3)		39.1
Gain (loss) on sales of assets, net
Operating income (loss)	5.9	(0.3)	(0.1)	(0.2)		5.3
Other income, net	0.1	0.4		(0.1)	(k)	0.4
Interest expense	(5.0)			(0.5)	(n)	(5.5)
Income before income taxes	1.0	0.1	(0.1)	(0.8)		0.2
Income tax benefit	(0.8)			(0.4)	(o)	(1.2)
Consolidated net income	$1.8	$0.1	$(0.1)	$(0.4)		$1.4

CrossAmerica Partners LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANICAL INFORMATION

Note 1. Notes to Pro Forma Financial Information

(a)	Represents the historical balances of SSG Corporation.

(b)	The Holiday acquisition was an asset acquisition and as such, the assets not acquired and liabilities not assumed were excluded.

(c)
Adjustment to step-up inventories to estimated fair value, which is determined as the selling price less cost to sell and normal profit margin based on management’s preliminary estimates, partially offset by the inventory not included in the acquisition. These management estimates are subject to change and such change could be material.

(d)
The pro forma balance sheet includes management’s preliminary fair value adjustment relating to property and equipment based on management’s current knowledge of the Holiday sites and other industry knowledge. Since the appraisal process for these assets is not yet complete, the portion of the purchase price ultimately allocated to property and equipment may be different and such difference may be material.

(e)	Represents the adjustment to record the fair value of intangible assets based on management’s preliminary estimates.

(f)
Remaining purchase price that has not been allocated reflects unidentifiable intangible assets acquired, or goodwill. This purchase price allocation is preliminary. The final determination of the purchase price allocation will be based on the fair value of assets acquired and liabilities assumed as of the date of the closing. The purchase price allocation will remain preliminary until management determines these fair values. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the preliminary amounts presented herein.

(g)	Represents borrowings used to fund the purchase price and certain non-recurring acquisition costs.

(h)	Represents the adjustment to record the preliminary estimate of asset retirement obligations.

(i)	Represents the elimination of SSG Corporation’s historical equity.

(j)	Adjustment to exclude income and expenses associated with assets and liabilities not included in the acquisition.

(k)	Reclassifications to conform SSG Corporation’s historical financial statements to the Partnership’s presentation. These reclassifications had no impact on net income.

(l)
Represents a reclassification to conform SSG Corporation’s historical financial statements to the Partnership’s presentation and a $0.6 million write-off of the step-up of inventories to fair value based on preliminary estimates (see footnote (c) above).

(m)
Represents the estimated incremental depreciation, amortization, and accretion expense of the step-up in value of property and equipment, intangible assets and asset retirement obligations based on management’s preliminary estimates of fair value. Management expects that these estimates may change as more in-depth valuation analysis is completed, and such changes may be material.

(n)	Represents the estimated incremental interest expense based on $52.3 million of borrowings under our credit facility to fund the Holiday acquisition at an assumed rate of 3.5%.

(o)	Reflects the estimated income tax effects of the total pro forma adjustments described above using an assumed pro forma blended rate of approximately 39%.